UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2009

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed on March 6, 2008, Marvell Technology Group Ltd. (“Marvell”) reached a tentative settlement with the plaintiffs in the pending derivative securities lawsuits (the “Derivative Lawsuits”) related to Marvell’s historic stock option granting practices. On March 12, 2009, Marvell entered into a formal Stipulation of Settlement with the plaintiffs regarding the Derivative Lawsuits. On May 21, 2009, the United States District Court for the Northern District of California issued an order preliminarily approving the settlement. A hearing to determine whether the court should issue an order finally approving the proposed settlement has been scheduled for July 17, 2009. The terms of the proposed settlement are described in the notice of proposed settlement attached hereto as Exhibit 99.1, and include certain corporate governance reform measures.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Notice of Proposed Settlement of Derivative Action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2009

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Clyde R. Hosein
Clyde R. Hosein Chief Financial Officer, Interim Chief Operating Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Proposed Settlement of Derivative Action.